                                                                EXHIBIT 10(u)(6)

                    RELIANT ENERGY, INCORPORATED SAVINGS PLAN

                (As Amended and Restated Effective April 1, 1999)

                                 Fifth Amendment

                  CenterPoint Energy, Inc., a Texas corporation (formerly Reliant Energy, Incorporated), having reserved the right under Section 10.3 of the Reliant Energy, Incorporated Savings Plan, as amended and restated effective April 1, 1999, and as thereafter amended (the "Plan"), to amend the Plan, does hereby amend the Plan, to make certain design changes and certain law changes in accordance with the Economic Growth and Tax Relief Reconciliation Act of 2001, effective as of the dates set forth below, as follows:

                  1. Effective as of August 31, 2002, the Plan is hereby amended to provide that all references to "Reliant Energy, Incorporated" are deleted and replaced in lieu thereof with "CenterPoint Energy, Inc." and the definition of "Company" in Article I of the Plan is hereby amended to read as follows:

                  "1.8     COMPANY: CenterPoint Energy, Inc., a Texas
         corporation, or a successor to CenterPoint Energy, Inc., in the ownership of substantially all of its assets."

                  2. Effective as of October 2, 2002, the Plan is hereby renamed the CenterPoint Energy, Inc. Savings Plan, with all references in the Plan amended accordingly, and the definition of "Plan" in Article I of the Plan is hereby amended to read as follow:

                  "1.39    PLAN: The CenterPoint Energy, Inc. Savings Plan set
         forth herein, which is intended to constitute a profit-sharing plan under Section 401(a)(27) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code, including all subsequent amendments hereto."

                  3. Effective as of October 2, 2002, the Plan is hereby amended to provide that all references in the Plan to "Reliant Energy, Incorporated Savings Trust" are hereby deleted and replaced in lieu thereof with "CenterPoint Energy, Inc. Savings Trust" and the definition of "Trust Agreement" in Article I of the Plan is hereby amended to read as follows:

                  "1.68    TRUST AGREEMENT: The CenterPoint Energy, Inc. Savings
         Trust, as amended and restated effective April 1, 1999, and as it may hereafter be amended from time to time."

                  4. Effective as of January 1, 2002, Section 2.15 of the Plan is hereby amended to delete the penultimate sentence in such section.

                  5. Effective as of January 1, 2002, the first sentence in Section 2.16 of the Plan is hereby amended to read as follows:

         "If an application filed by an Applicant under Section 2.15 above shall result in a denial of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application, to request a review of his application and of his entitlement to the benefit for which he applied by the Committee."

                  6. Effective as of January 1, 2002, Section 2.16 of the Plan is hereby amended to delete the penultimate sentence in such section.

                  7. Effective as of January 1, 2002, the first sentence of Section 4.16 of the Plan is hereby amended to read as follows:

         "Notwithstanding any other provision of the Plan, subject to the terms and conditions set forth in this Section, the Trustee shall be authorized to accept a rollover of an Eligible Rollover Distribution, as defined in Section 6.7(b)(i), on behalf of or from a person who is (or who will be entitled under Section 3.1 to become) a Participant in the Plan, from an Eligible Retirement Plan, as defined in Section 6.7(b)(ii)."

                  8. Effective as of January 1, 2002, the second paragraph of Section 6.5 of the Plan is hereby amended to read as follows:

         "Otherwise, except to the extent that distribution of a Participant's Account is required prior to termination of his employment under
         Section 6.10 hereof (in the case of a Participant whose required beginning date occurs prior to his termination of employment) or under
         Section 10.5 hereof relating to termination of the Plan, or at the election of the Participant under Article VII hereof relating to certain withdrawals and loans, no distribution or withdrawal of any benefits under the Plan shall be permitted prior to the Participant's `separation from employment, death or disability' within the meaning of Code Section 401(k) and the regulations thereunder other than a distribution authorized under the Plan upon the occurrence of an event described in, and made in accordance with, Code Section 401(k)(10) or any successor provision of the Code. Notwithstanding the foregoing, if there is a transfer of Plan assets and liabilities relating to any portion of a Participant's Account under the Plan to a plan being maintained or created by such Participant's new employer (other than a rollover or elective transfer), then such Participant has not experienced a "severance from employment" for purposes of the Plan."

                  9.       Effective as of January 1, 2002, clause (i) of
Section 6.7(b) of the Plan is hereby amended to add the following new sentence to the end thereof:

         "A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions that are not includible in gross income; provided, however, that such after-tax portion may be transferred only to (1) an individual retirement account or annuity described in Code Section 408(a) or (b) or (2) a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

                  10.      Effective as of January 1, 2002, clause (ii) of
Section 6.7(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(ii)    Eligible Retirement Plan: An Eligible Retirement Plan
         is: (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) an annuity plan described in Code Section 403(a); (4) an annuity contract described in Code Section 403(b); (5) a qualified trust described in Code Section 401(a) that is exempt from taxation under Code Section 501(a); or (6) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan; that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p)."

                  11. Effective as of January 1, 2002, Section 7.5 of the Plan is hereby amended to add the following new sentence to the end thereof:

         "With respect to clause (i) above, the available loan balance will also be reduced by the amount of any prior loan that is deemed distributed under Code Section 72(p) and that has not been repaid (such as by a plan loan offset)."

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 19th day of December, 2002, but effective as of the dates specified above.

                                     CENTERPOINT ENERGY, INC.

                                     By:  /s/ DAVID M. MCCLANAHAN
                                         ---------------------------------------
                                         David M. McClanahan
                                         President and Chief Executive Officer

ATTEST:

/s/ RUFUS S. SCOTT
---------------------------
Assistant Secretary